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                                                                  Exhibit 10.40

                                 LEASE AGREEMENT

         LEASE AGREEMENT (this "Lease"), entered into this 30th day of June, 1998, between RYAN SOUTHBANK II, L.L.C., a Minnesota Limited Liability Company ("Landlord"), and MINDSPRING ENTERPRISES, INC. ("Tenant").

1.       PREMISES: PERMITTED USE:

         Landlord, subject to the following terms and conditions, hereby leases to Tenant the premises (the "Premises") at 3255 East Elwood Street, Suite 106, Phoenix, Arizona, designated on the floor plan attached as EXHIBIT A, comprising 40,398 square feet of area in the building located at such address (the "Building"). Landlord has provided Tenant with the basis of the calculation of square footages of the Premises and of the Building, which are, respectively, 40,398 sq. ft. and 120,778 sq. ft., and which Landlord and Tenant hereby approve for all purposes of' this Lease. The Building, the underlying land described on EXHIBIT B (the "Land") and all improvements thereon are referred to as the "Property".

         The Premises shall be used by Tenant for general office purposes, and for no other purpose. Tenant shall conduct and permit no activities on the Property which create the risk of release of a Hazardous Material on, in, under or about the Property or into the environment or violation of the Hazardous Material Laws, or otherwise expose Landlord, Tenant, or the Property to action by any governmental authority or third parties under the Hazardous Materials Laws, or otherwise.

         Tenant shall have the exclusive right of possession of the Premises and the non-exclusive and reasonable use of the driveways, parking lot and other common areas on the Property throughout the Lease Term, 24 hours each day, subject to casualty, condemnation, force majeure or other events beyond the control of Landlord.

2.        TERM; POSSESSION:

         The term of this Lease ("Lease Term") shall be approximately seventy-two (72) months commencing on the eighty-fourth (84th) calendar day after the issuance of a building permit for the Tenant Improvements (the "Target Commencement Date"), subject to the provisions of this Paragraph 2, and of Paragraph 27, and ending on the last day of the seventy-second (72nd) calendar month thereafter, unless sooner terminated or extended as herein provided.

         Notwithstanding the Target Commencement Date, the Lease Term will commence on 'the tenth (10th) business day after Landlord notifies Tenant that a certificate of occupancy (or equivalent governmental approval of completion) has been issued for the Tenant Improvements (as defined in Paragraph 27) by the appropriate governmental agency, at which time the Premises will be deemed "ready for occupancy." The certificate of occupancy (or equivalent governmental


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approval of completion) may contain stipulations and conditions to be fulfilled by Landlord so long as it permits Tenant to take possession of the Premises and to use the Premises for the purposes contemplated by this Lease. Tenant shall take possession of the Premises no later than thirty (30) business days after Landlord notifies Tenant that a certificate of occupancy (or equivalent governmental approval of completion) has been issued. The Premises shall be considered "ready for occupancy" notwithstanding that punchlist items of a minor nature not interfering with Tenant's intended beneficial use of the Premises exist,, Landlord agrees to complete the punchlist items to Tenant's reasonable satisfaction at Landlord's sole expense within a period of time that is reasonable under the circumstances following the commencement date of the Lease Term. Landlord and Tenant shall execute a written statement specifying (a) the commencement date of the Lease Term and (b) the termination date of the Lease Term prior to Tenant's taking possession of the Premises.

         If the Premises are not ready for occupancy by the Tenant on the Target Commencement Date for any reason other than Tenant's default under this Lease, Landlord shall continue to use due diligence to complete construction and to deliver possession of the Premises to Tenant.

          Notwithstanding any provision in this Lease to the contrary:

         (a) If the Premises are not ready for occupancy by Tenant on or before the one hundredth (100th) calendar day after the issuance of a building permit for the Tenant improvements (the "Adjusted Delivery Date") for any reason other than Tenant's default under this Lease, Tenant Delay or force majeure, then Tenant's sole and exclusive remedy will be to receive one (1) day of free rent for each day from the Adjusted Delivery Date until the Premises are ready for occupancy; and

         (b) If the Premises are not ready for occupancy by Tenant on or before the fiftieth (50th) day after the Adjusted Delivery Date for any reason other than Tenant's default under this Lease or Tenant Delay, then Tenant shall have the right to cancel this Lease as its sole and exclusive remedy by notice given to Landlord on or before ten (10) days thereafter.

         The Adjusted Delivery Date shall be extended one (1) day for each day of Tenant Delay. "Tenant Delay" shall mean any delay in Landlord's commencement or completion of the Building or the Tenant Improvements that occurs as the result of: (i) any request by 'Tenant either that Landlord perform any work in addition to that required under the Final Plans or that Landlord delay in the commencement or completion of the Building or the *Tenant Improvements for any reason, (ii) any change by Tenant to the Final Plans after final approval thereof, (iii) any failure of Tenant to respond to any request for approval required hereunder within the time period specified for such response or, where no response time is specified, within a reasonable period of time after the request, (iv) any delay in Landlord's construction

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of the Building or the Tenant Improvements caused by Tenant's activities in the
Premises, or (v) any other act or omission of Tenant that effectively delays commencement or completion of the Building or the Tenant Improvements.

         Tenant shall be entitled to enter the Premises prior to commencement of the Lease Term, without the payment of rent of, any other sums under this Lease, but subject to all other requirements and covenants of this Lease, for the sole purpose of installing Tenant's furniture, fixtures and equipment. Tenant shall use reasonable care in connection with such entry, and shall not materially interfere with construction of the Tenant Improvements or other activity of Landlord.

3.        MONTHLY BASE RENT:

         Tenant shall pay to Landlord during the Lease Term without any set-off, deduction, or abatement (except only as otherwise expressly provided in this Lease) monthly base rent ("Rent") calculated at the-following annual rates and payable on the first day of each month, in advance, at the office of Landlord at 900 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord:

             Years 1 - 3            $12.00 sq. ft., Net of Operating Costs

             Years 4 - 6            $13.00 sq. ft., Net of Operating Costs

         If the Lease Term commences on a day other than the first day of a calendar month, Rent for such month shall be prorated on a daily basis, based on the number of days in effect during such month, and paid on or before the commencement of the Lease Term.

         Notwithstanding the foregoing, monthly base rent will be paid for the initial six (6) months on 15,000 square feet and for the subsequent six (6) months on 25,000 square feet. Tenant will nevertheless be responsible for Tenant's prorata share of Operating Costs and for all other Tenant performance under this Lease during the abatement periods. Should tenant default in its performance under this Lease and fail to cure the default within any grace period expressly granted to Tenant under this Lease, the rental abatement will become null and void and Tenant shall be liable to Landlord for immediate repayment of all sums of rent abated under this provision without further notice or demand from Landlord.

4.        OPERATING COSTS:

         Tenant shall, for the entire Lease Term, pay to Landlord as additional rent, without any set-off, deduction or abatement (except only as otherwise expressly provided in this Lease), Tenant's Proportionate Share of Operating Costs incurred by Landlord in the operation, maintenance, repair and management of the Property. Operating Cost shall be based on a one hundred percent (100%)-occupied



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building, whether or not the entire Building is actually occupied. Tenant's
Proportionate Share of Operating Costs is a fraction whose numerator is the square footage of the Premises and whose denominator is the square footage of the Building.

         "Operating Costs" incurred in respect to the Property are hereby defined to include, but shall not be limited to: (i) real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, including, without limitation, ad valorum taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, substitute taxes, assessments, excises, charges or fees assessed or levied in lieu of the foregoing, and expenses and fees incurred in protesting any of the foregoing taxes or assessments, but excluding income taxes, franchise taxes, inheritance taxes and gift taxes; (ii) insurance premiums and costs including deductibles for the all-risk property and casualty insurance that Landlord maintains under this Lease; (iii) the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Property required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Property which are enacted after the commencement date of this Lease, or with any changes in laws;, rules or regulations of any governmental authority having jurisdiction over the Property which existed on the commencement date of this Lease, but which changes were enacted or come into effect after the commencement date of this Lease, or the application of either, or for the purposes of reducing Operating Costs, which shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord; (iv) costs of maintenance, repair, and replacement of the parking lot and 'driveways (including periodic resurfacing as needed), sidewalks, loading docks (if any), exterior light fixtures, landscaping, common signage, other common areas and elements, and regular painting of the exterior of the Building; (v) routine service and maintenance of the roof (including reasonable preventive care but excluding structural repairs/replacements); (vi) costs of electricity, water and other utilities for the common areas; (vii) competitively priced management fees charged by Landlord, an affiliate of Landlord or any other entity managing the Property or any part thereof; (viii) reasonable reserves for Operating Costs; (ix) assessments, charges, and fees levied, assessed or imposed against the Property or any part thereof under any CC&RS or any, property owner association or authority; (x) wages, salaries and compensation of employees, consulting, accounting, legal, maintenance and other services; and (x) any other reasonable cost, charge, or expense which under generally accepted accounting principles would be regarded as a maintenance and operating expense of the Property.

         In no event (except only as provided in the preceding subparagraph or in Paragraph 8) will Operating Costs include, nor will Tenant be obligated to pay for, (A) STRUCTURAL improvements, alterations or expenditures; (B) depreciation; (C) Landlord's overhead; (D) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or



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workmanship of the Building or the Property (unless caused by Tenant) or to comply with any requirements of any governmental authority; (E) damage and repairs attributable to fire or other casualty; (F) damage and repairs paid for under any insurance policy carried by Landlord in connection with the Property;
(G) costs incurred due to violation by Landlord of the terms and conditions of this Lease; (H) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with leasing; (I) accountants' fees; (J) sculptures or artwork; (K) fees and costs incurred in connection with the defense of Landlord's title or interest in the Property or the Building or any part thereof; (L) rent and other costs payable under any ground lease; and (M) principal, interest and other amounts paid pursuant to any loan secured by the Property or the Building or any part thereof.

         As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Term, Landlord shall furnish to Tenant an estimate of Tenant's Proportionate Share of Operating Costs for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of Rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. Attached as EXHIBIT C is Landlord's estimate of Operating Costs for the period indicated, which is subject to adjustment hereafter, and which Tenant shall pay, as additional rent hereunder together with each installment of rent, one-twelfth (1/12th) of its share of such estimated Operating Costs. As soon as reasonably practicable (but in no event later than ninety (90) days) after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term.

         The annual statement of actual Operating Costs shall be certified to be correct by Landlord. Landlord shall maintain full and accurate books and records with respect to all Operating Costs for a period of not less than one (1) year.

         Tenant shall have the right at any time during normal business hours and upon reasonable prior notice to Landlord to inspect and audit Landlord's books and records with respect to Operating Costs. Tenant shall not have the right, however, to inspect and audit Landlord's books and records with respect to the Operating Costs of any given year following the first (1st) anniversary of Tenant's receipt of the statement of the actual Operating Costs for the year in question.



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5.       ADDITIONAL TAXES:

         Tenant shall pay as additional rent to Landlord, together with each installment of Rent, Tenant's Proportionate Share of Operating Costs and any other payment made by Tenant under this Lease, the amount of any gross receipts tax, transaction privilege or sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the Rent, Tenant's share of Operating Costs and any other payment made by Tenant under this Lease, and adjustments thereto.

6.       ASSIGNMENT, SUBLETTING:

         Except for an assignment or subletting to a parent, an affiliate or a wholly owned subsidiary of Tenant (any such entity is referred to herein as a "Tenant Affiliate"), Tenant may not assign this Lease, or sublet all or any part of the Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld, or delayed. Notwithstanding the foregoing, it shall be a condition to any assignment or subletting (including, without limitation, one to a Tenant Affiliate) that the assignee or sublessee shall assume in writing the obligations of Tenant under this Lease, and such assignment or subletting shall not relieve Tenant of its obligations to Landlord under this Lease.

7.        UTILITIES:

         Landlord shall provide mains and conduits to supply phone, water, electricity (including main panel with breakers) and sanitary sewage to the Premises. Tenant shall pay, when due, all charges for sewer usage, garbage disposal, refuse removal, water, electricity, telephone and/or other utility services or energy source furnished to the Premises during the Lease Term. Tenant may separately contract for utilities with utility providers so long as Tenant pays all associated costs and expenses.

8.        CARE AND REPAIR OF PREMISES:

         Tenant shall, at all times throughout the Lease Term, including all renewals and extensions, and at its sole expense, keep and maintain the Premises in good repair and in a clean, safe, orderly, sanitary and first class condition in compliance with all applicable laws, codes, ordinances, rules and regulations, free of any accumulation of dirt and rubbish,, and Tenant shall arrange its own trash removal. Tenant's obligations shall include, but not be limited to, the maintenance, repair, and replacement, if necessary, of interior lighting, HVAC, electrical and plumbing systems (including without limitation sewer lines), fixtures and equipment, restrooms, interior walls and ceilings, partitions, doors and windows, regular painting of the interior, and the replacement of all broken glass from doors and windows unless breakage is due to a defect in the design, materials or workmanship of the Building (excluding Tenant's design errors), to a breach of Landlord's own



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repair and maintenance obligations under this Lease, or to Landlord's negligence. Tenant's responsibility in respect to the electrical and plumbing systems is limited to system components within the Premises and to any damage to the systems that is caused by Tenant. Tenant shall cause to be performed by a competent service company, preventive maintenance of the HVAC units serving the Premises as recommended by the equipment manufacturer. When used in this provision, the term "repairs" shall include ordinary and customary replacements or renewals when necessary, and all repairs made by Tenant shall be equal in quality and class to the original work.

         Tenant shall not be required to perform or pay for any structural expenditure on the Property in order to comply with (i) any law, ordinance, rule or regulation; or (ii) with any recommendation of Landlord's insurance rating organization, unless the same is required as the direct result of Tenant's particular use of the Premises (as opposed to Tenant's mere occupancy of the Premises or Tenant's conduct of business, generally), EXCEPT to the extent that Tenant is required to pay Tenant's Proportionate Share of amortized capital expenditures under Paragraph 4.

         If Tenant fails, refuses or neglects to maintain or repair the Premises and the Property as required in this Lease for ten (10) days after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof (except that Landlord shall be liable for its own negligence or willful misconduct), and upon completion thereof, Tenant shall pay to Landlord all competitively priced costs plus eight percent (8%) for overhead incurred by Landlord in making such repairs within ten (10) days after Tenant receives from Landlord the bill therefor.

         Landlord shall be responsible for maintenance, repair and replacement of the parking lot, driveways, sidewalks, loading docks (if any), exterior light fixtures, landscaping, and other common areas located on the Property, the structural elements of the roof and shall keep the foundation (concrete slab floor), exterior walls, and all other structural portions of the Property and the Building (not otherwise designated to be maintained and repaired by Tenant) in good repair and in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence or willful misconduct of Tenant, its agents, servants or employees, by reason of anyone illegally entering or upon the Premises, which repairs, modifications or replacements shall be made by Tenant at its sole expense. Landlord shall also remedy, at Landlord's sole expense, any latent defects in the Premises existing at the beginning of the Lease Term as well as damage to the Premises caused by the willful act or negligence of Landlord or its agents; Landlord



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shall also repair any defects or failures in building systems to the extent the same were not constructed in accordance with the terms of this Lease or applicable law. Notwithstanding the foregoing, Landlord shall have no liability under this paragraph for any repair, maintenance or replacement required because of Tenant's own design error, and nothing in this paragraph will alter Tenant's obligation to pay Operating Costs to Landlord under Paragraph 4 even though this paragraph may impose on Landlord the obligation of performing the necessary maintenance, repair or replacement.

9.        COVENANTS OF TENANT:

         Tenant agrees that it shall:

         (a) Observe (i) such reasonable and customary rules and regulations as from time to time may be put in effect by Landlord, provided that Tenant has received reasonable prior notice of the same, for the general safety of Landlord and the occupants of the Building and for the integrity and reputation of the Property; and (ii) the restrictions and requirements of CC&RS now or hereafter applicable to the Property or any portion thereof.

         (b) Give Landlord access to the Premises at all reasonable times, and upon reasonable prior notice (but not less than one (1) business day, except in case of emergency) from Landlord, without change or diminution of rent so long as Landlord complies with the terms of this Lease, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord is entitled or required to make under the terms of this Lease, and to exhibit the Premises to prospective purchaser of the Property or lenders thereon; and during the one hundred twenty (120) days prior to the expiration of the term, to exhibit the Premises to prospective tenants. Landlord may place upon the Building any "For Sale" and "For Lease" signs. Landlord will schedule such entries with Tenant and will use reasonable efforts to minimize disruption of Tenant's business caused by such entry and Landlord will comply with Tenant's reasonable security procedures in connection with such entry. Tenant will have the right to be present whenever Landlord comes on the Premises under this paragraph.

         (c) Upon the expiration or earlier termination of this Lease in any manner whatsoever, excepting only termination because of Tenant's default under this Lease (unless Landlord elects the contrary in writing), remove Tenant's furniture, fixtures and equipment, generators, computers, telephones and switches, and telecommunications equipment (to the extent the same was installed by Tenant) and Tenant's other goods, inventory and effects and those of any other person claiming under Tenant, and quit and deliver the Premises and the Property to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof, and repairs which are Landlord's obligation, excepted. Furniture, fixtures,



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equipment, and all other property not removed by Tenant at the termination of this Lease shall be considered abandoned, and Landlord may dispose of the same as it deems expedient.

         (d) Not place signs on or about the Premises or the Property without first obtaining Landlord's written consent thereto, which consent will not be unreasonably withheld or delayed. All signs must comply with applicable laws, ordinances, and regulations, all CC&RS and Landlord's reasonable sign criteria. Tenant shall have "major tenant" status for signage purposes under the Southbank Comprehensive Sign Program dated June 30, 1988, and if authorization of the governing body under the Southbank Comprehensive Sign Program is required, Landlord will make every reasonable effort to obtain such authorization for Tenant, such that Tenant will have three exterior signs on the building facing each of the three major roadways, which are University Drive, Ellwood Street, and interstate 10. Landlord agrees that placement of these three signs is acceptable under Landlord's sign criteria. EXHIBIT D sets forth "major tenant" criteria and associated signage rights.

         (e) Not overload, damage or deface the Premises or do any act which may make void or voidable any insurance on the Premises or the Building, or which may render an increased or extra premium payable for insurance.

         (f) Not make any alterations or additions to the Property the cost of which would exceed $10,000.00 without obtaining the prior written approval of the Landlord, which shall not be unreasonably withheld or delayed. All alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by Landlord upon the Property, except movable office furniture, equipment and generators, computers, telephone and telecommunication systems, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease.

         (g) Keep the Premises and the Property free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Provided, however, that Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify, defend, and hold harmless Landlord for, from and against any such lien, or claim or action thereon, reimburse Landlord within ten (10) business days after demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord, provide Landlord with a bond in an amount and under circumstances necessary to obtain a release of the Premises or the Property from such lien. Notwithstanding the foregoing,



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Tenant will have no responsibility for the liens of contractors or others hired exclusively by and for Landlord.

         (h) Indemnify, defend and hold Landlord harmless for, from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys' fees and court costs which Landlord may suffer or incur by reason of Tenant's breach of this Lease, or by reason of the negligence or willful misconduct of Tenant or its employees, agents, invitees or licensees on or about the Premises or the Property. Tenant shall comply with all applicable laws, regulations, ordinances and other legal requirements in connection with its use and occupancy of the Premises.

         10.      PARKING AND DRIVES:

         Subject to the refinements, if any, in Paragraph 26 of the Rider to this Lease, Tenant, its employees, and invitees shall have the non-exclusive right to use the common driveways and parking lots with the other tenants and customers of the Building. The use of such driveways and parking facilities is subject to such reasonable rules and regulations as Landlord may impose. Tenant further agrees not to use, or permit the use by employees, the driveways, parking or truck-loading areas for the overnight or any other storage, or for the maintenance or repair or cleaning, of automobiles or other vehicles without the written permission of Landlord. Tenant shall not place or store goods, materials, supplies, equipment, automobiles or other vehicles, or other property of Tenant in the common areas, common driveways or parking lots or anywhere else in the Project or in the Building, excepting wholly with the Premises.

         11.      CASUALTY LOSS:

         Subject to the qualifications in this Paragraph 11, in case of damage to the Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall then cause the damage (including any damage to the Tenant Improvements) to be repaired with reasonable speed, at the expense of the Landlord, subject to reasonable delays caused by force majeure events and other similar delays beyond the reasonable control of Landlord. Rent and other charges payable by Tenant hereunder shall abate proportionately during any period in which, by reason of such casualty, Tenant reasonably determines that there is substantial interference with the operation of Tenant's business in the Premises. Such abatement shall continue for the period commencing with the date of such damage or destruction and ending with the date that business may be fully resumed on the Premises, as reasonably determined by Tenant. In the event such damage results solely from the act, fault or neglect of Tenant, Tenant's employees or agents, there shall be no abatement of rent.

         In the event the cost to repair the damage shall exceed twenty-five percent (25%) of the full replacement value of the Building, or if the damage shall be so

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extensive that repairs cannot be completed within ninety (90) days from the date of issuance of required permits (permitting to take no more than 60 days and Landlord to use diligent efforts to obtain same), then Landlord shall have the right to terminate this Lease, as of the date of such damage, by notice given to Tenant within thirty (30) days following the casualty loss. If this Lease is terminated, Rent and Operating Costs shall be adjusted to the date of such damage and Tenant shall vacate the Premises.

         Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of rent in the event of casualty loss or destruction, the rights of tenant in such instance to be determined by this Paragraph 11. Notwithstanding the foregoing two paragraphs, Landlord shall have no obligation to repair or rebuild the Premises or any portion of the Building unless Landlord has received sufficient insurance proceeds for that purpose, free of any claim by any lender on the Property, or if the casualty loss occurs in the last eighteen (18) months of the Lease Term.

         12.      CONDEMNATION:

         If all or a portion or the Premises or the Property is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking only with respect to the portion of the Premises or Property so taken. If a portion of the Premises or the Property is taken by eminent domain such that the Premises are no longer suitable for Tenant's intended use, in Tenant's reasonable discretion, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ten (10) days after such date of taking. If Tenant does not elect to terminate this Lease, Landlord shall, at its expense, promptly restore the Premises and the Property (including the Tenant Improvements), exclusive of any improvements or other changes made by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rent and other charges payable under this Lease shall abate in the same manner as described in Paragraph 11.

         All damages awarded for a taking of the Property under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Property; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of Tenant's personal property, fixtures and moving expenses.

         13.      MUTUAL RELEASE/WAIVER OF SUBROGATION, INSURANCE:

         Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage during the Lease Term, to the extent such loss, injury or damage is covered by the terms of any insurance policy maintained by Landlord or Tenant. Inasmuch as the above mutual waivers will preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by such policies to give to each insurance company which has issued to it all risk and other property insurance, written notice of the terms of said mutual waivers, and to have such policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of the waivers.

         Tenant shall not do anything in or about the Premises or the Property which will increase insurance rates on the Premises or the Property. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for all risk insurance resulting from the business carried on in the Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction, except to the extent this Lease requires Landlord to comply with the same.

         Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which Landlord and Tenant shall be named insureds. The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limit as to bodily injury and property damage. Tenant shall also carry at its own cost business interruption insurance with coverage and terms that are commercially reasonable.

         Tenant may provide any coverage required under this Lease through blanket policies.

         Landlord shall, during the Lease Term, maintain the following insurance:

         (a) Property insurance insuring the Building and the Premises (including all installations and fixtures, but excluding Tenant's personal property) against loss or damage due to the perils of fire and other casualties covered within the classification of fire and extended coverage, vandalism, malicious mischief, special extended coverage (All Risk), sprinkler leakage and water damage. Such policies shall provide for loss payable to Landlord. Such policies shall include coverage equal to the full replacement cost of the Building, including the Premises (replacement cost new, including coverage for the cost of debris removal and coverage for the cost of complying with building, zoning, safety, land use and other laws as a result of any casualty or loss) as to prevent the application of co-insurance provisions. Such policies may include rent loss and difference in conditions coverage.

         Property insurance required to be carried by Landlord hereunder shall be obtained from companies maintaining at the commencement of the policy term a

"General Policyholders Rating" of at least B+ and a financial rating of at least Class V, as set forth in the most current issue of "Best's Insurance Guide."

         The party with a duty to maintain insurance hereunder (the "Insured Party") agrees to deliver to the other party certificates of insurance evidencing such coverage. Each policy shall contain a provision requiring thirty
(30) days' written notice to both parties before cancellation of the policy can be effected. The Insured Party shall provide the other party, at least fifteen
(15) days prior to the expiration of such policies, with evidence of renewals or "insurance binders" evidencing renewal thereof.

         14.      HAZARDOUS MATERIALS:

         (a) As used in this Lease, the term "Hazardous Material" means any explosives, radioactive materials, or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any past, present, or future federal, state or local laws or regulations or ordinances ("Hazardous Materials Laws") including, without limitation, oil, petroleum-based products, medical wastes, paints, solvents, lead, mercury, cyanide, DDT, acids, pesticides, asbestos, radon, PCBS, similar compounds, and other contaminants.

         (b) Excepting the reasonable and prudent use of materials essential to the processes in Tenant's operations, and the incidental storage thereof, which shall be in full compliance with all Hazardous Material Laws, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises or the Property, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing. Tenant shall conduct no business on the Premises or the Property whose primary purpose is the generation, production, use, storage, treatment, disposal, sale, conveyance or transfer of any Hazardous Material. The use of any Hazardous Material on the Premises or the Property shall be a secondary function incidental to Tenant's business. Tenant shall not cause or permit any above-ground or underground storage tank or container to be located on, in, under or about the Premises or the Property without Landlord's prior written consent, full compliance with all Hazardous Materials Laws, and adherence to all other reasonable requirements of Landlord protecting the Premises, the Property, the groundwater and the environment.

         (c) Tenant shall indemnify, defend and hold Landlord harmless for, from and against all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the provisions of this Paragraph 14, or from any release of a Hazardous Material on, in, under or about the Property, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing.

         (d) In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property or any Hazardous Material Law requires the removal or remediation of such Hazardous Materials, (i) Tenant shall be responsible for removing and remediating those Hazardous Materials arising out of or related to
(x) any breach of the provisions of clause (b) above or (y) any act or omission of Tenant, it affiliates, sublessees, assignees or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing on or about the Property, and (ii) Landlord shall be responsible for removing and remediating any Hazardous Materials released on, in, under or about the Property by Landlord or Landlord's employees, agents, invitees, licensees, contractors or representatives, at Landlord's expense. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Property without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto.

         (e) Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises or the Property, including any complaints, notices, warnings, -reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

         Without limiting the foregoing indemnity, Tenant shall be responsible to pay for, or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken on account of any action or inaction of Tenant in violation of 'any Hazardous Materials Laws at or affecting the Premises and/or Property, or by reason of any other act or omission of Tenant in breach of this Lease.

         (g) Tenant will provide Landlord with a copy of any environmental audit, study or report concerning the Property or any part thereof within the possession or control of Tenant.

         (h) Landlord represents and warrants to Tenant that the Premises contains no Hazardous Materials (including, without limitation, asbestos) as a result of Landlord's development of the Property,, excepting insubstantial amounts thereof, if any, in quantities not having materially adverse effects on the environment or upon the health and safety of persons. Landlord is making no representation or warranty to Tenant in respect to the Land other than the assurance that Landlord has not discharged, released, spilled or disposed of a Hazardous Material on, in, under or about the Land.

         (i) The respective rights and obligations of Landlord and Tenant under this Paragraph 14 shall survive the expiration or termination of this Lease or Tenant's non-occupancy of the Premises.

         15.      DEFAULT; WAIVER OF TRIAL BY JURY:

         In the event Tenant fails to perform any of the terms or conditions hereof (but excluding the payment of rental or other monetary sums due under this Lease) and such failure continues for thirty (30) days after written notice of default from Landlord, provided, however, that if such failure cannot reasonably be corrected, even by prompt and diligent action, within thirty (30) days, and if Tenant commences curing such failure within such 30-day period and thereafter diligently pursues the cure to completion, Tenant shall have a reasonable period of time after the thirtieth (30th) day to continue curing, or in the event Tenant fails to pay any rental or other sum of money due hereunder and such failure continues for ten (10) days after notice thereof to Tenant, time being declared to be of the essence, and no further notice of default being required, Landlord may resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including but not limited to one or more of the following: (1) re-enter the Premises in the manner provided by law,
(2) declare this Lease at an end and terminated, (3) sue for the rent due and to become due under the Lease, and for any damages sustained by Landlord and (4) continue this Lease in effect and relet the Premises on such terms and conditions as Landlord may deem reasonably advisable with Tenant remaining liable for the monthly rent and all other sums payable under this Lease, plus the reasonable cost of obtaining possession of the Premises and of reletting the

Premises, including broker's commissions, and of any repairs and alterations necessary to prepare the Premises for reletting, less the rentals actually received from such reletting, if any. Landlord shall use reasonable efforts to mitigate damages and relet the Premises. Any recovery of future rent from Tenant, will be discounted by applying the Federal Reserve rate of the Federal Reserve Bank in San Francisco at the time of award, plus one percent (1%).

         No action of Landlord shall be construed as an election to terminate the Lease or to accept a surrender of the Premises unless written notice of such intention be given to Tenant. Tenant agrees to pay as additional rental all reasonable attorneys' fees and other costs and expenses incurred by Landlord in enforcing any of Tenant's obligations under this Lease. The mention in this Lease of any remedies shall not be deemed to be a waiver by Landlord of any other or further remedies available at law or in equity or under other provisions of this Lease, all of which are expressly preserved and shall be available to Landlord including, without limitation, Landlord's statutory lien rights.

         The prevailing party in any dispute arising under this Lease shall be entitled to recover from the other party all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party, such fees to be set by a court and not a jury. Any amount due from either party hereunder which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid. The mention in this Lease of any remedies shall not be deemed to be a waiver by Tenant of any other or further remedies available at law or in equity from time to time, all of which are expressly preserved and shall be available to Tenant.

         Neither acceptance of Rent by Landlord, nor acceptance of partial payment of Rent or other partial performance, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, the breach shall be a continuing one.

         If Landlord defaults under this Lease, Tenant shall give Landlord written notice of the default and Landlord shall have (a) ten (10) days to correct the same, if the default can be corrected by the payment of money, and
(b) thirty (30) days to correct the same, if the default cannot be corrected by the payment of money, provided that if a non-monetary default cannot reasonably be cured within such 30-day period, and if Landlord is proceeding with due diligence to cure the default, Landlord will have such additional time as may be reasonably necessary to cure the default so long as Landlord promptly commences such cure within the 30-day period. The holder of any mortgage or deed of trust on the Property shall have the right to cure any default of Landlord with equal cure periods. Such lender's cure period will begin to run upon its receipt of written notice from Tenant setting forth the alleged default of Landlord, provided Landlord or such lender has given Tenant written notice of the lender's address. If Landlord or its lender fails to pay any amounts due Tenant within the applicable time period or to otherwise cure any default of Landlord within the time period specified above, then Tenant shall have as its sole and exclusive remedy the right to cure any default at Landlord's expense and seek recovery of such sum from Landlord by an action at law, except that nothing herein shall limit Tenant's right to equitable relief (including injunction or specific performance) in the event Landlord and its lender fail to cure within the applicable time period.

         Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of, or relating to this Lease, it being hereby agreed that, except to the extent of Landlord's interest in the Property, Landlord, the assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members and managers shall never be liable for any judgments, claims, obligations, or liabilities under, arising out of, or relating to this Lease.

         LANDLORD AND TENANT, EACH BEING FULLY INFORMED BY THEIR RESPECTIVE COUNSEL OF THE LEGAL CONSEQUENCES, WAIVE THE RIGHT TO TRIAL BY JURY.

         16.      NOTICES:

         All bills, statements, notices or communications which Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if in writing and either delivered to the recipient personally or by facsimile transmission, or sent by a nationally recognized overnight courier service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, addressed to the recipient at the address set forth below, and the time of the giving of such notice or communication shall be deemed to be (i) the time when the same is delivered to the recipient, if delivered personally or by facsimile transmission, (ii) the next business day, if sent by overnight courier, or (iii) three (3) business days after deposit in the mail as herein provided. Notices shall be sent to the following addresses:

                  Tenant:

                           Mindspring Enterprises, Inc.
                           1430 West Peachtree Street, N.W., Suite 400
                           Atlanta, Georgia  30309
                           Attn:  Kimberly L. Adamson
                  with a copy to:

                           Robert J. Augustine
                           Holland & Knight
                           1201 West Peachtree Street, Suite 2000
                           Atlanta, Georgia  30309

                  Landlord:

                           Ryan Southbank II, L.L.C.
                           c/o Ryan Companies US, Inc.
                           3200 East Camelback Road, Suite 129
                           Phoenix, Arizona  85018
                           Attn: James D. Tubbs

                  with a copy to:

                           Gary H. Fry
                           Hienton, Miner, Fry & Kurtz, P.C.
                           3636 North Central Avenue, Suite 520
                           Phoenix, Arizona  85012

         Any notice by Tenant to Landlord must be given in the same manner, but addressed to Landlord at the address set forth above, or in case of subsequent change upon notice given, to the latest address furnished

         17.      HOLDING OVER:

         Should Tenant continue to occupy the Premises after expiration of the Lease Term with Landlord's express written consent, such tenancy shall be from month to month (and in no event for any longer term) at a rental rate equal to the rate in force immediately preceding expiration of the Lease Term. If Tenant's holdover is without Landlord's express written consent, Landlord may re-enter and take possession of the Premises immediately and have all other remedies set forth in this Lease, in which event Tenant shall pay for each day of occupancy after the expiration of the Lease Term a sum equal to one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, prorated on a daily basis and based upon a thirty-day month.

         18.      SUBORDINATION:

         This Lease and the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage or deed of trust now or hereafter in force against the Property, provided, however, that (i) in the case of any mortgage or deed of trust encumbering the Property as of the date of this Lease, Landlord will obtain, prior to the commencement of the Lease Term, an agreement between the beneficiary or mortgagee thereof and Tenant that so long as no default exists hereunder and Tenant attorns to Landlord's successor pursuant to the provisions of this Lease, no termination of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect; and (ii) in the case of any first mortgage or deed of trust encumbering the Property after the date hereof, the beneficiary or mortgagee thereof agrees, either in such encumbrance or in a separate agreement with Tenant, that so long as no default exists under this Lease and Tenant attorns pursuant to Landlord's successor pursuant to the provisions of this Lease, no foreclosure of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect. Tenant at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord shall execute such further instruments confirming the subordination of this Lease to the lien of any such first mortgage or deed of trust as shall be requested by Landlord.

         19.      ESTOPPEL CERTIFICATE:

         Tenant shall at any time and from time to time, upon not less than ten
(10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified and that Tenant has taken possession of the Premises and has accepted and approved the condition of the Premises and the Tenant Improvements (or, if modified, or disapproved, stating the nature of such modification or disapproval), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, (c) that there are, to Tenant's actual knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (d) any additional statement commonly included in a reputable institutional lender's estoppel certificate in similar transactions. Such statement may be furnished to and relied upon by any prospective purchaser, tenant or encumbrancer of all or any portion of the Property and shall include any further statement that a good faith purchaser, tenant or encumbrancer would reasonably require.

         Landlord shall at any time and from time to time, upon not less than ten (10) days' prior written notice from Tenant, execute, acknowledge and deliver to Tenant and any other parties designated by Tenant, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Landlord's actual knowledge, no uncured defaults on the part of Tenant hereunder (or specifying such defaults if any are claimed), and (d) any additional statement commonly included in a reputable institutional lender's estoppel certificate in similar transactions. Such statement may be furnished to and relied upon by any prospective sublessee, assignee or encumbrancer of all or any portion of Tenant's interest in the Property and shall include any further statement that a good faith sublessee, assignee or encumbrancer would reasonably require.

20.      SERVICE CHARGE:

         Tenant agrees to pay a service charge equal to one percent (1%) per month or any portion thereof of any payment of Rent payable by Tenant hereunder which is not paid within ten (10) business days from the date due, or of $5.00 per month or portion thereof, whichever is greater. Such service charge shall only be assessed against Tenant if Tenant has failed to pay the Rent within ten
(10) business days of the date due more than twice in a 12-month period during the Lease Term, and Landlord has delivered to Tenant notice of such failure more than twice in such 12-month period.

21.      BINDING EFFECT:

         The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, limited liability companies, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except as expressly provided in this Lease.

         Landlord may assign its right, title, and interest in the Property and under this Lease, and such assignment shall thereupon automatically terminate Landlord's future obligations under this Lease, provided that the assignee shall assume, in writing, the Landlord's obligations under this Lease arising from the date of assignment.

22.      QUIET ENJOYMENT:

         So long as Tenant is not in default under this Lease (after expiration of any applicable notice and cure periods), Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term, subject to force majeure, casualty, condemnation and other events beyond Landlord's reasonable control. Notwithstanding the foregoing, defects in Landlord's title, foreclosure or other enforcement of Landlord's lender's lien shall not be excluded from Landlord's covenant of quiet enjoyment.

23.      BROKER:

         If and when Tenant takes possession of the Premises, Landlord shall pay a leasing commission to CB Commercial Real Estate Group, Inc., in the amount of five percent (5.0%) for years one (1) through five (5) and three (3.0%) for year six (6) of the rent payable hereunder. Each party hereto represents to the other that, except for CB Commercial Real Estate Group, Inc. (with respect to Tenant) and Lee & Associates (with respect to Landlord), it has not authorized any broker or finder to act on its behalf in connection with this Lease and that such party has not dealt with any broker, agent, or finder purporting to act on behalf of any other party. Landlord shall pay any commissions due Lee & Associates. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all claims, losses, damages, costs, or expenses of any kind or character arising out of or resulting from any agreement, arrangement, or understanding (except as set forth above with respect to Agent) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Lease or the transaction contemplated hereby.

24.      RIDER:

         The provisions of the attached Rider shall be an integral part of this Lease.

RYAN SOUTHBANK II, L.L.C.                        MINDSPRING ENTERPRISES, INC.
a Minnesota Limited Liability Company
By:      RYAN PROPERTIES, INC.
         Its:  Managing Member

                                                 By:  /s/ [signature illegible]
                                                     ---------------------------
         By: /s/ [signature illegible]           Its:     VICE PRESIDENT, HR
             -------------------------                 -------------------------
               Its:      VP
                   -------------------
                         LANDLORD                             TENANT

                            RIDER TO LEASE AGREEMENT
                              DATED JUNE 30TH 1998
                                     BETWEEN
             RYAN SOUTHBANK II, L.L.C., A LIMITED LIABILITY COMPANY,
                                  AS LANDLORD,
                                       AND
                          MINDSPRING ENTERPRISES, INC.,
                                    AS TENANT

         THIS RIDER is an integral part of the attached Lease Agreement between Ryan Southbank II, L.L.C., a Limited Liability Company, as Landlord, and Mindspring Enterprises, Inc., as Tenant. In the event of any conflict between the two, the terms of this Rider will govern. This Rider and the attached Lease Agreement are called the "Lease."

25.      FINANCIAL INFORMATION:

         Tenant represents and warrants to Landlord that there has been no material adverse change in the financial condition of Tenant between the effective date of the information delivered to Landlord and the date of this Lease. Tenant acknowledges that, but for the truth and completeness of the financial information given to Landlord, as well as the truth of the foregoing representations, Landlord would not have entered into this Lease with Tenant.

26.      PARKING:

         At no additional charge to Tenant during the term of this Lease and any renewals, Landlord will provide Tenant with six (6) parking spaces for every one thousand (1,000) square feet of space in the Premises, thirty (30) of which will be covered (if Tenant elects to have covered spaces) and reserved and the rest uncovered and unreserved, and all of which shall be in the general parking areas within the Project as shown on EXHIBIT A. The cost for constructing the covered spaces (if Tenant elects to have covered spaces) (which Landlord estimates to be approximately $30,000) may, at Tenant's election, be charged against the Tenant Improvement Allowance. Tenant's parking privileges are contingent on Tenant's full compliance with the terms and conditions of this Lease. While Tenant is in default hereunder, Tenant's parking privileges will be suspended without further demand or notice from Landlord.

27.      TENANT IMPROVEMENTS AND OTHER INCENTIVES:

         27.1 Landlord shall provide, at Landlord's sole cost and expense, a base building (the "Building") with parking lot, driveways, sidewalks, exterior lighting and landscaping. Attached as EXHIBIT E is a description of the Building. Landlord shall also provide an Allowance for Tenant Improvements to the Premises not to exceed twenty-seven dollars ($27.00) per square foot. Notwithstanding any provision in this Lease to the contrary, Tenant shall have the right to apply the Allowance for Tenant Improvements (not to exceed $27.00 per square foot) to Tenant Improvements and/or to the moving allowance, lease assumption, signage and parking allowances in such combination as Tenant may select, but without increase in Landlord's total obligation, which shall not exceed $27.00 per square foot.

         27.2 If plans and specifications for the Tenant Improvements are not attached to this Lease (the "Final Plans"), Landlord and Tenant will mutually develop the Final Plans before Landlord will commence construction, and both parties agree to negotiate in good faith to determine the Final Plans. Landlord and Tenant shall determine the Final Plans within Thirty (30) days from the date of this Lease. Agreement on the Final Plans by the foregoing date is necessary to enable Landlord to obtain required permits sufficiently early to commence construction on or about July 1, 1998. If Landlord and Tenant fail to determine the Final Plans within such period of time, each day of delay will extend, day-for-day, the Adjusted Delivery Date in Paragraph 2 of this Lease.

         27.3 Landlord will construct the Tenant Improvements based upon the Final Plans under a design/build format, on an open book basis at cost plus 5% for overhead and 3% for profit, together with Landlord's general conditions charges which are included as a portion of the estimated cost shown on EXHIBIT F attached hereto. EXHIBIT F, the Project Cost Estimate, is subject to completion of the Final Plans as provided herein, and to completion of detailed construction drawings and to solicitation of bids for the work to be performed. Accordingly, the Project Cost Estimate is preliminary and is subject to change. The Tenant Improvements will be constructed in a good and workmanlike manner in accordance with the terms of this Lease pursuant to applicable laws, rules and regulations. Subcontractor contracts will be competitively bid where appropriate.

         Landlord will be required to construct and provide no additional improvements other than the Tenant Improvements.

         27.4 If the actual cost of the Tenant Improvements exceeds the Allowance, Tenant will pay the difference by a cash payment made to Landlord within thirty (30) days following the issuance of the certificate of occupancy for the Tenant Improvements. If the actual cost of the Tenant Improvements is less than the Allowance. Any unused portion of the Tenant Improvement Allowance shall be applied to rent payments in the regular order of maturity; provided however, that the amount credited shall not exceed five dollars ($5.00) per square foot; and provided that any unused portion of the Tenant Improvement Allowance may in Tenant's discretion be applied to other allowance items as permitted above.

         27.5 The Tenant Improvements will be the property of Landlord, and upon expiration or termination of this Lease, Tenant will deliver the Premises including the Tenant Improvements to Landlord in good condition, normal wear and tear excepted.

         27.6 Landlord represents and warrants to Tenant (as of the commencement of the Lease Term):

         (a) the Premises will be structurally sound, and the mechanical and electrical systems therein will be in good working order; and

         (b) the Premises will substantially comply with all legal requirements (including without limitation the Americans With Disabilities Act of 1990) and with applicable regulatory standards and codes, excepting any noncompliance resulting from design error or acts of Tenant or its own designers or consultants.

28.      RENEWAL OPTION(S):

         Provided that Tenant is not in default under this Lease either at the time it exercises the Renewal Options set forth below, or at the date a Renewal Term begins, Tenant will have the right to renew this Lease for two (2) successive five (5) year terms (the "Renewal Terms") by giving notice of exercise of the Renewal Option to Landlord at least six (6) months before the end of the Lease Term and the first Renewal Term. If Tenant fails to deliver timely written notice of exercise of a Renewal Option to Landlord, all Renewal Options shall lapse and Tenant will have no further privilege to extend the Lease Term.

         Each Renewal Term shall be on the same terms and conditions of this Lease (unless by their very nature inapplicable), except that Rent payable by Tenant to Landlord during each Renewal Term shall be based on the prevailing "market rental rate" for comparable space in competing buildings of similar size, type, quality and location as reasonably calculated by Landlord for each Renewal Term, BUT IN NO EVENT less than the rate in force at the end of the preceding Lease Term. Determination of the effective "market rental rate" will give appropriate consideration to rental rates for renewals, rental escalations, tenant improvement allowances, common area charges, operating costs, and other terms that would affect the economics in a similar lease renewal at a competing building in the area.

         If Landlord and Tenant are unable to agree on the "market rental rate" to be applied to the Property, Landlord and Tenant shall select a highly qualified and reputable real estate professional with at least ten (10) years of experience in the relevant leasing market (the "Arbiter") to determine the "market rental rate." If Landlord and Tenant are unable to agree on the Arbiter, the resident manager of the largest commercial real estate brokerage house in Phoenix will select the Arbiter from a major brokerage house other than his or her own. The term "largest" means the brokerage house with the largest sales volume in the preceding calendar year.

         In addition to paying the Rent determined pursuant to this Paragraph 28, Tenant will continue to pay Tenant's Proportionate Share of Operating Costs and all other sums required under this Lease during each Renewal Term.

         If this Lease, or Tenant's right to possession of the Premises, shall expire or terminate for any reason whatsoever before Tenant exercises the Renewal Options, or if Tenant has sublet or assigned all or any portion of the Premises other than to a Tenant Affiliate, then immediately upon such expiration or termination, subletting or assignment, the Renewal Options shall simultaneously terminate and become null and void. The Renewal Options are personal to Tenant. Under no circumstances shall a subtenant or an assignee other than a Tenant Affiliate have the right to exercise the Renewal Options. TIME IS OF THE ESSENCE OF THIS PROVISION.

                                      RYAN SOUTHBANK II, L.L.C.
                                      a Minnesota Limited Liability Company

                                      By:     RYAN PROPERTIES, INC.
                                              Its: Managing Member

                                              By:
                                                 -------------------------------
                                                    Its:          VP
                                                         -----------------------
                                                                        LANDLORD

                                      MINDSPRING ENTERPRISES, INC.

                                              By:
                                                 -------------------------------
                                                    Its: VICE PRESIDENT, HUMAN
                                                           RESOURCES
                                                         -----------------------
                                                                        TENANT


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